Exhibit 99.2

Natera, Inc. Q1 Earnings Call May 9, 2019

Safe harbor statement This presentation contains forward-looking statements under the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including statements regarding the market opportunity, products, commercial partners, user experience, clinical trials, financial performance, strategies, anticipated future performance and general business conditions of Natera, Inc. (“Natera”, the “Company”, “we” or “us”), are forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including: we face numerous uncertainties and challenges in achieving the financial guidance provided; we may be unable to further increase the use and adoption of Panorama, through our direct sales efforts or through our laboratory partners, or to develop and successfully commercialize new products, including our cancer and transplant rejection products; we have incurred losses since our inception and we anticipate that we will continue to incur losses for the foreseeable future; our quarterly results may fluctuate significantly; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates; we may be unable to compete successfully with either existing or future prenatal testing oncology diagnostic or transplant rejection products or other test methods; we may not be successful in commercializing our cloud-based distribution model; our products may not perform as expected; the results of our clinical studies may not support the use of our tests, particularly in the average-risk pregnancy population or for microdeletions screening, or may not be able to be replicated in later studies required for regulatory approvals or clearances; if our sole CLIA-certified laboratory facility becomes inoperable, we will be unable to perform our tests and our business will be harmed; we rely on a limited number of suppliers or, in some cases, single suppliers, for some of our laboratory instruments and materials and may not be able to find replacements or immediately transition to alternative suppliers; if we are unable to successfully scale our operations, our business could suffer; our cord blood and tissue banking activities are subject to regulations that may impose significant costs and restrictions on us; the marketing, sale, and use of Panorama and our other products could result in substantial damages arising from product liability or professional liability claims that exceed our resources; we may be unable to expand third-party payer coverage and reimbursement for Panorama and our other tests, and we may be required to refund reimbursements already received; third-party payers may withdraw coverage or provide lower levels of reimbursement due to changing policies, billing complexities or other factors, such as the increased focus by third-party payers on requiring that prior authorization be obtained prior to conducting a test; if the FDA were to begin actively regulating our tests, we could incur substantial costs and delays associated with trying to obtain premarket clearance or approval and incur costs associated with complying with post-market controls; we could be subject to third party claims of intellectual property infringement, which could result in litigation or other proceedings and could limit our ability to commercialize our products or services; and any failure to obtain, maintain, and enforce our intellectual property rights could impair our ability to protect our proprietary technology and our brand. We discuss these and other risks and uncertainties in greater detail in the sections entitled “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic filings with the SEC. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Given these uncertainties, you should not place undue reliance on the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations. We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us is available at investor.natera.com or at http://www.sec.gov. Requests for copies of such documents should be directed to our Investor Relations department at Natera, Inc., 201 Industrial Road, Suite 410, San Carlos, California 94070. Our telephone number is (650) 249-9090.

Processed 200,194 tests in Q1 2019, a 15% sequential increase from Q4 2018 Total revenues of $67M in Q1 2019, up 18% vs Q1 2018 1 Received a positive draft local coverage decision from Medicare for Prospera™ in kidney transplant rejection screening Announced clinical validation data for: breast cancer in Clinical Cancer Research, bladder cancer in Journal of Clinical Oncology, and colorectal cancer in JAMA Oncology Received “Breakthrough Device” designation for Signatera™ from the FDA 12 additional patents in Q1, bringing total to 70 issued and allowed patents Successfully completed $115M gross proceeds follow-on equity offering Recent highlights 1. Comparison excludes one-time revenue recognition of $5.5M derived from execution of Qiagen agreement in Q1 2018

Rapid unit volume growth extends Natera’s leadership Net unit growth among fastest in company history 200,194 2016 2017 2018 2019 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1

Driving growth in core products Processed Units Accessioned Units 115,000 113,000 115,000 120,000 137,000 - 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 1Q18 2Q18 3Q18 4Q18 1Q19 42,000 42,000 44,000 46,000 54,000 1Q18 2Q18 3Q18 4Q18 1Q19

Blended COGS targets driving strong returns ~$30 savings per unit X annualized Q1 tests accessioned = ~$23M in annual additional gross profit opportunity Q1 COGS savings driving gross profit growth opportunity Blended COGS trajectory * Target COGS estimate based on currently funded and active R&D projects $388 $263 $232 $200 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 Q1 2015 Q4 2018 Q1 2019 Target*

Oncology ctDNA market opportunity Monitoring $15B Therapy selection $6B Early detection $21 billion Signatera + Plasma whole exome* * Based on internal company estimates Prognosis Therapy effectiveness Recurrence monitoring

Multiple SNVs maximize sensitivity at low VAFs Fixed Panel (73 Genes) Signatera (Personalized) # Somatic Variants Per Patient (Median) NSCLC 31 16 Breast 32 16 Colon 33 16 73 gene fixed panel = 3 tumor mutations per patient Signatera personalized assay = 16 tumor mutations per patient Result: Maximizing sensitivity at a lower cost 1. Aggarwal C, et al. JAMA Oncology. 2018. 2. Rossi G, et al. CCR. 2017 3. Lima Pereira AA, et al. PLoS One. 2017

Breast cancer clinical validation study published

- **Signatera positive highly prognostic for recurrence**
- **Relapse detected up to two years earlier than standard of care**

Clinical Cancer Research

Detection of Residual Breast Cancer Using Personalized Analysis of Circulating Tumor DNA Antedates Metastatic Recurrence

Authors and affiliations: R.C. Coombes*[1], K. Page*[2], R. Salari*[3], R. K. Hastings*[2], A. Armstrong[4], S. Ahmed[2], S. Ali[1], S.Cleator[1], L. Kenny[1], J.Stebbing[1], M. Rutherford[2], H. Sethi[3], A. Boydell[3], R. Swenerton[3], D. Fernandez-Garcia[2], K.L.T. Gleason[2], K. Goddard[2], D. S. Guttery[2], Z. J. Assaf[3], H. Wu[3], P. Natarajan[3], D.A. Moore[5], L. Primrose[2], S. Dashner[3], A. S. Tin, M. Balcioglu[3], R. Srinivasan[3], S. V. Shchegrova[3], A. Olson[3], D. Hafez, P. Billings[3], A. Aleshin[3], F. Rehman[1], B. J. Toghill[2], A. Hills[1], M. C. Louie[3], J. Lin[3], B. G. Zimmermann[3], and J. A. Shaw*[2]

Study overview	
Sample size	49 patients, 208 plasma samples
Patient sub-types	HER2-positive, hormone receptor-positive, and triple-negative
Study design	Prospectively collected serial blood tests, 2x per year, up to 4 years
Sensitivity	89%
Specificity	100%
PPV*	100%

Signatera™

Signatera is an effective tool for risk stratification and early detection of breast cancer recurrence, potentially benefitting the ~3.1M women who have a history of breast cancer in the United States.[1]

* Without further treatment

1. BreastCancer.org. https://www.breastcancer.org/symptoms/understand_bc/statistics. Accessed April 15, 2019.

Signatera is for Research Use Only. Not for use in diagnostic procedures.

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Not for further reproduction or use.

Bladder cancer clinical validation study published

- **Signatera positive highly prognostic for recurrence**
- **Relapse detected up to 245 days earlier than standard of care**

Journal of Clinical Oncology®

Early Detection of Metastatic Relapse and Monitoring of Therapeutic Efficacy by Ultradeep Sequencing of Plasma Cell-Free DNA in Patients with Urothelial Bladder Carcinoma

Study overview	
Sample size	68 patients, 656 plasma samples
Patient sub-types	Diagnosed with MIBC and were receiving neoadjuvant chemotherapy before cystectomy
Study design	Blood samples were collected at uniformly scheduled clinical visits and before each chemotherapy cycle
Sensitivity	100%
Specificity	98%
PPV*	93%

Signatera™

Signatera is an effective tool for prognosis and detection of muscle-invasive bladder cancer (MIBC) recurrence, potentially benefitting the ~20K men and women who are diagnosed in the United States each year.[1,2]

* Without further treatment

1. Cancer Stat Facts. https://seer.cancer.gov/statfacts/html/urinb.html. Accessed May 6, 2019.
2. Urology Care Foundation. https://www.urologyhealth.org/urologic-conditions/muscle-invasive-bladder-cancer. Accessed May 6, 2019.

Not for further reproduction or use.

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Signatera is for Research Use Only. Not for use in diagnostic procedures.

Colorectal cancer clinical validation study published

- **Signatera positive highly prognostic for recurrence**
- **Relapse detected up to 16.5 months earlier than standard of care**


JAMA Oncology

Analysis of Plasma Cell-Free DNA by Ultradeep Sequencing in Patients With Stages I to III Colorectal Cancer

Study overview	
Sample size	125 patients, 795 plasma samples
Patient sub-types	Stage I-III
Study design	Prospectively collected pre surgery, post surgery Day 30, and every 3 months for up to 3 years
Sensitivity	88%
Specificity	99.8%
PPV*	93%

Signatera™

Signatera is an effective tool for risk stratification post-surgery and early detection of colorectal cancer recurrence, potentially benefitting the ~145,000 patients diagnosed with CRC annually in the United States.[1]

* Without further treatment

1. https://seer.cancer.gov/statfacts/html/colorect.html

Not for further reproduction or use.

Signatera is for Research Use Only. Not for use in diagnostic procedures.

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Signatera Colorectal Cancer – Medicare reimbursement pathway 2019 Future Successful pre-submission meeting Obtained Z-code Published clinical validation CLIA launch Launch registry study Formal LCD submission Draft LCD release Establish pricing Final LCD published

Breakthrough Device designation for Signatera Enables expedited development and review in collaboration with FDA Validates path for pharma trials using Signatera for patient selection Supports 2019 goal of achieving $40-50M in cumulative contract value Breakthrough Device

Signatera and whole exome sequencing (RUO) in a single blood draw Data shows high concordance between tissue and plasma whole exome data Leapfrog 20,000 gene panel extends capabilities in $21B market One tube Proprietary chemistry Multiple applications Signatera personalized MRD monitoring Plasma whole exome (20,000 genes) Average 86% Molecular conversion efficiency

Medicare draft LCD coverage statements favorable Prospera identifies both ABMR [antibody-mediated rejection] and TCMR [T-cell mediated rejection], and it is validated to detect subclinical AR [active rejection]. Prospera is an effective, non-invasive method of assessing kidney allograft status with better performance than the current standard-of-care. The evidence is sufficient to support that Prospera provides a non-invasive assessment tool to assess for the presence of active allograft rejection.

Transplant reimbursement pathway on track 2018 Anticipated 2019 Completed analytical validation Completed clinical validation Successful pre-submission meeting Obtained Z-code Completed CLIA validation Formal LCD submission Draft LCD release Establish pricing Launch registry study Final LCD published

70 issued or allowed patents 12 patents issued or allowed in Q1 2019 Broad coverage of core technologies Extensive assay-specific IP covering reproductive health, transplant and oncology Broad IP portfolio covering core technology and applications

Q1 2019 financial overview Growth in Panorama and Horizon volumes is primary driver of change vs Q1 2018 ($ in millions, except for per share data) P&L Q1’19 Q1’18 Change Horizon Revenue $ 22.7 $ 18.3 $ 4.4 Panorama Revenue $ 37.2 $ 33.3 $ 3.9 Total Revenue $ 66.8 $ 62.3 $ 4.5 Gross Margin%1 35% 35% --% R&D $ 11.4 $ 14.3 $ (2.9) SG&A $ 43.8 $ 37.9 $ 5.9 Net Loss Per Diluted Share $ (0.54) $ (0.61) $ 0.07 Balance Sheet Mar 31, 2019 Dec 31, 2018 Change Cash & Investments2 $ 128.5 $ 158.5 $ (30.0) UBS Line of Credit $ 50.2 $ 50.2 $ -- OrbiMed Debt Facility $ 73.4 $ 73.4 $ -- 1. Gross margin is calculated as gross profit divided by GAAP total revenues. Gross profit is calculated as GAAP total revenues less GAAP cost of revenues. 2. Cash and investments also include restricted cash.

2019 annual guidance unchanged ($ in millions) Revenue $275 – $302 Gross margin % revenue 35% – 41% SG&A $180 – $190 R&D $60 – $65 Cash burn $80 – $100 natera® Conceive. Deliver. Thrive. HorizonTM Advanced carrier screening Spectrum® Preimplantaion genetics Panorama® Next-generation NIPT Vistara Single-gene NIPT Anora® Miscarriage test (POC) Evercord® Newborn stem cell banking SignateraTM Research use only ProsperaTM Transplant assessment Constellation Technology licensing ©2019 Natera, Inc. Not for reproduction or further distribution. Presentation is designed for medical professionalsand is not intended for a general audience.